Execution Copy

 ___________________________________________________________________________

BEAR STEARNS ASSET BACKED SECURITIES I LLC,

as Depositor,

IRWIN UNION BANK AND TRUST COMPANY,

as Seller and Master Servicer,

IRWIN HOME EQUITY LOAN TRUST 2005-1,

as Issuer,

and

U.S. BANK NATIONAL ASSOCIATION,

as Indenture Trustee

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Custodian

SALE AND SERVICING AGREEMENT

Dated as of June 1, 2005

___________________________________________________________________________

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS

1

Section 1.01.      Definitions.

1

Section 1.02.      Interpretive Provisions.

1

Section 1.03.      Interest Calculations.

2

ARTICLE II CONVEYANCE OF MORTGAGE LOANS

2

Section 2.01.     Conveyance of Mortgage Loans.

2

Section 2.02.     Treatment of Transfer.

3

Section 2.03.     Mortgage File; Custodian.

3

Section 2.04.     Representations and Warranties of the Master Servicer.

6

Section 2.05.     Representations and Warranties of the Issuer.

7

Section 2.06.     Representations and Warranties of the Depositor.

7

Section 2.07.     Representations and Warranties Regarding the Mortgage Loans.

9

Section 2.08.     Enforcement of Representations and Warranties.

9

Section 2.09.     Future Advances.

10

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

10

Section 3.01.     Appointment of the Master Servicer.

10

Section 3.02.     Subservicing Agreements Between the Master Servicer and
Subservicers.

12

Section 3.03.     Collection of Mortgage Loan Payments.

13

Section 3.04.     Permitted Withdrawals from the Collection Account.

14

Section 3.05.     Maintenance of Insurance.

15

Section 3.06.     Fidelity Bond; Errors and Omissions Policy.

17

Section 3.07.     Enforcement of Due-on-Sale Clauses; Assumption
Agreements.

17

Section 3.08.     Realization upon Defaulted Mortgage Loans.

18

Section 3.09.     Indenture Trustee to Cooperate; Release of Mortgage Files;
Trust Estates; Related Documents.

19

Section 3.10.     Servicing Fee; Payment of Certain Expenses by Master
Servicer.

21

Section 3.11.     Access to Certain Documentation and Information Regarding
the Mortgage Loans.

21

Section 3.12.     Reserved.

21

Section 3.13.     Recordation of Assignments.

21

Section 3.14.     Annual Statement as to Compliance.

22

Section 3.15.     Annual Independent Public Accountants’ Servicing Report.

22

Section 3.16.     Sarbanes-Oxley.

22

Section 3.17.     Indemnification; Third-Party Claims.

23

Section 3.18.     Maintenance of Existence and Licenses; Merger or
Consolidation of the Master Servicer.

23

Section 3.19.     Excluded Amounts.

23

ARTICLE IV MONTHLY STATEMENTS

24

Section 4.01.     Monthly Statements.

24

ARTICLE V THE ACCOUNTS

26

Section 5.01.     Accounts.

26

Section 5.02.     Collection Account.

26

Section 5.03.     Trustee Collection Account.

27

ARTICLE VI THE MASTER SERVICER

28

Section 6.01.     Liability of the Master Servicer.

28

Section 6.02.     Merger or Consolidation or Assumption of the Obligations of
the Master Servicer.

28

Section 6.03.     Limitation on Liability of the Master Servicer and Others.

29

Section 6.04.     Master Servicer Not to Resign.

29

Section 6.05.     Delegation of Duties.

30

Section 6.06.     Indenture Trustee Fees and Expenses; Indemnification.

30

Section 6.07.     Indemnification of Owner Trustee by Master Servicer.

31

Section 6.08.     Derivative Contracts

32

ARTICLE VII DEFAULT

33

Section 7.01.     Default.

33

Section 7.02.     Indenture Trustee to Act; Appointment of Successor.

34

Section 7.03.     Notification to Securityholders.

35

ARTICLE VIII MISCELLANEOUS PROVISIONS

35

Section 8.01.     Amendment.

35

Section 8.02.     Governing Law.

36

Section 8.03.     Notices.

36

Section 8.04.     Severability of Provisions.

37

Section 8.05.     Third-Party Beneficiaries.

37

Section 8.06.     Counterparts.

37

Section 8.07.     Effect of Headings and Table of Contents.

37

Section 8.08.     Termination; Clean-Up Call; Optional Purchase.

37

Section 8.09.     Certain Matters Affecting the Indenture Trustee.

38

Section 8.10.     Owner Trustee Not Liable for Mortgage Documents or Related
Documents.

38

Section 8.11.     Reserved.

38

Section 8.12.     Limitation of Liability of Owner Trustee.

38

Section 8.13.     Reserved.

38

EXHIBIT A          MORTGAGE LOAN SCHEDULE

EXHIBIT B          RESERVED

EXHIBIT C          LIMITED POWER OF ATTORNEY

EXHIBIT D          REQUEST FOR RELEASE OF DOCUMENTS

EXHIBIT E          FORM OF INITIAL/FINAL CERTIFICATION OF CUSTODIAN

EXHIBIT F          FORM OF CERTIFICATION TO BE PROVIDED BY THE MASTER
SERVICER

EXHIBIT G          FORM OF WATERFALL/MONTHLY STATEMENT

EXHIBIT H          FORM OF INDENTURE TRUSTEE CERTIFICATION

This SALE AND SERVICING AGREEMENT (the “Agreement”), dated as of June 1, 2005, is among Bear Stearns Asset Backed Securities I LLC, as depositor (the “Depositor”), Irwin Union Bank and Trust Company, as seller (in such capacity, the “Seller”) and as master servicer (in such capacity, the “Master Servicer”), Irwin Home Equity Loan Trust 2005-1, as issuer (the “Issuer”), U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) and Wells Fargo Bank, National Association, as custodian (the “Custodian”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Mortgage Loan Sale Agreement, the Seller will sell to the Depositor the Mortgage Loans, together with the applicable Mortgage Documents and Related Documents on the Closing Date, and thereafter, until the end of the Managed Amortization Period, the Seller will sell to the Issuer all Additional Balances relating thereto created after the Cut-Off Date;

WHEREAS, the Depositor will sell the Mortgage Loans and assign all of its rights under the Mortgage Loan Sale Agreement to the Issuer, together with the applicable Mortgage Documents and Related Documents, on the Closing Date;

WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue the Certificates;

WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue the Notes; and

WHEREAS, pursuant to the terms of this Agreement, the Master Servicer will service the Mortgage Loans directly or through one or more Subservicers.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.

Definitions.

For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the indenture dated as of June 29, 2005 (the “Indenture”), between the Issuer and the Indenture Trustee, which is incorporated by reference herein.  All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.

Interpretive Provisions.

Unless the context otherwise requires, (i) a term has the meaning assigned to it; (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time; (iii) “or” includes “and/or”; (iv) “including” means including without limitation; (v) words in the singular include the plural and words in the plural include the singular; (vi) the term “proceeds” has the meaning ascribed thereto in the UCC; (vii) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; and (viii) references to a Person are also to such Person’s permitted successors and assigns.

Section 1.03.

Interest Calculations.

All calculations of interest hereunder that are made in respect of any HELOC originated by the Master Servicer shall be made on an average daily balance basis using a 365/366 day year.  All calculations of interest hereunder that are made in respect of any HEL originated before January 1, 2000 shall be made on a daily basis using a 365/366-day year.  For HELs originated after January 1, 2000 and all first lien mortgages, interest is calculated on the basis of a 360-day year assumed to consist of twelve 30-day months, except upon loan payoff, when interest is calculated on an actual 365/366 day basis. All calculations of interest hereunder that are made in respect of any ARMs originated by the Master Servicer shall be made on the basis of a 360-day year assumed to consist of twelve 30-day months.  All calculations of interest on the Variable Rate Notes shall be made on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days. All calculations of interest on the Fixed Rate Notes shall be made on the basis of a 360-day year assumed to consist of twelve 30-day months. The calculation of the Servicing Fee and the Trustee Fee shall be made on the basis of the actual number of days in the related Interest Period and a 360-day year.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01.

Conveyance of Mortgage Loans.

In consideration of the Issuer’s delivery to or upon the order of the Depositor of executed and authenticated Notes and Certificates, in authorized denominations and in aggregate amounts equal to the aggregate Initial Note Balance, the Depositor does hereby sell, transfer, assign and otherwise convey to the Issuer, in trust for the benefit of the Securityholders, subject to the Depositor’s obligations herein:

(a)

all right, title and interest of the Depositor in and to the Mortgage Loans listed in Exhibit A hereto and all principal and interest collected after the Cut-Off Date relating to the Cut-Off Date Principal Balances of the Mortgage Loans, and any Additional Balances relating thereto created after the Cut-Off Date;

(b)

all right, title and interest of the Depositor in the Lien on the Mortgaged Properties created by the related Mortgage Documents;

(c)

all right, title and interest of the Depositor in any Liquidation Proceeds and Insurance Proceeds covering the Mortgage Loans or the related Mortgaged Properties or Mortgagors;

(d)

all right, title and interest (but none of the obligations) of the Depositor under the Mortgage Loan Sale Agreement, including, but not limited to, the right to enforce, on behalf of the Depositor, the representations and warranties made by the Seller to the Depositor relating to itself and the representations and warranties relating to the Mortgage Loans made therein by the Seller to the Depositor; and

(e)

any proceeds of the foregoing and all other assets included or to be included in the Trust for the benefit of the Securityholders.

Section 2.02.

Treatment of Transfer.

It is the intention of the Depositor that the transfer and assignment contemplated by this Agreement shall constitute, as of its execution, a sale of all of its right, title and interest in and to the Mortgage Loans and other property of the Trust Estate from the Depositor to the Issuer and the beneficial interest in and title to the Mortgage Loans and the other property shall not be part of the Depositor’s estate in the event of the filing of a bankruptcy petition by or against the Depositor under any bankruptcy law.  In the event that, notwithstanding the intent of the Depositor, the transfer and assignment contemplated hereby is held not to be a sale, this Agreement shall be deemed to have constituted a grant of a security interest in the property referred to in this Section for the benefit of the Securityholders.

Notwithstanding the characterization of the Notes as debt for federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans to the Trust as provided herein as a sale, for certain non-tax purposes, of all the Depositor’s right, title and interest in and to the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof.  In the event such transfer is deemed not to be a sale for such purposes, the Depositor shall be deemed to have granted to the Trust a security interest in all of the Depositor’s right, title and interest in, to and under the Mortgage Loans, whether now existing or hereafter created, and the other property described above and all proceeds thereof; and this Agreement shall constitute a security agreement under applicable law.

The Issuer hereby appoints the Indenture Trustee as its custodian for purposes of taking possession of the Trust Estate in order to perfect any security interest arising as a result of the operation of this Section 2.02.

Section 2.03.

Mortgage File; Custodian.

(a)

In connection with the sale of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Sale Agreement, the Mortgage File with respect to each Mortgage Loan was delivered to the Custodian on behalf of the Indenture Trustee.  In connection with the transfer of the Mortgage Loans on the Closing Date, the Custodian will deliver an initial certification to the Depositor, the Master Servicer and the Indenture Trustee in the form of the certificate attached as Exhibit E hereto, certifying that it has received a Mortgage File containing a Mortgage Note or Loan Agreement for each such Mortgage Loan listed on the Mortgage Loan Schedule.  The Custodian shall not distribute the initial certification to any other party.  Within 120 days following such delivery of Mortgage Files (or, with respect to any Eligible Substitute Mortgage Loan, within 90 days of receipt by the Custodian thereof), the Custodian shall review each such Mortgage File to ascertain that the Mortgage Documents are contained therein and that such Mortgage Documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule.  Furthermore, the Custodian shall review the following data elements contained in the Mortgage Loan Schedule (i) the Seller’s loan number, (ii) the Mortgagor’s name, (iii) the address (including city and state) of the related Mortgaged Property, (iv) the original principal balance, (v) the initial interest rate and (vi) the maturity of the related Mortgage Note.  In so doing, the Custodian may rely on the purported due execution and genuineness of any signature thereon.  If, within such 120 day period, the Custodian finds any Mortgage Document (other than a Mortgage Note for which the Custodian has received a lost note affidavit) constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loan identified in the Mortgage Loan Schedule, the Custodian shall, promptly upon the conclusion of its review, notify the Master Servicer, the Indenture Trustee and the Depositor in the form of the certificate attached as Exhibit E hereto.  The list of noted exceptions included on such Exhibit E or of any exceptions still existing after delivery of the initial certification shall not be provided by the Custodian to any Securityholder (or beneficial owner thereof).  The Master Servicer shall cause the Seller within 120 days of its receipt of such notice, to correct or cure any such defect or to cause such defect to be corrected or cured or to substitute for or repurchase the affected Mortgage Loan pursuant to the terms of the Mortgage Loan Sale Agreement.

(b)

Neither the Indenture Trustee nor the Custodian shall have any responsibility for reviewing any Mortgage File except as expressly provided in this Section.  In reviewing any Mortgage File pursuant to this Section, neither the Indenture Trustee nor the Custodian shall have, without limitation, any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Indenture Trustee is the assignee or endorsee thereof), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed and that it appears to be what it purports to be.

(c)

The Custodian shall indemnify and hold harmless the Trust, the Depositor, the Master Servicer, the Owner Trustee and the Indenture Trustee and each of their officers, directors, employees and agents for liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including reasonable attorneys’ fees and expenses) incurred by the Trust, the Depositor, the Master Servicer, the Owner Trustee or the Indenture Trustee or any of their officers, directors, employees and agents directly as the result of the Custodian’s negligence or willful misconduct relating to the maintenance and custody of the Mortgage Files by the Custodian; provided, however, that the Custodian shall not be liable to the Trust, the Depositor, the Master Servicer, the Owner Trustee or the Indenture Trustee, as the case may be, for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Depositor, the Master Servicer, the Owner Trustee, or the Trustee, as the case may be.

(d)

The Seller hereby agrees to pay the Custodian the fees in the amount specified in a separate letter agreement and otherwise to reimburse the Custodian in the full amount of all costs and expenses incurred by the Custodian, including shipping and courier costs, in connection with the performance of its duties under this Agreement.  All custodian fees shall be due upon receipt of an invoice from the Custodian and are subject to the late fees, if any, stated in the letter agreement.  The Seller shall notify the Custodian in writing of any disputed fees within 30 days of the invoice date, specifying the subject matter of the dispute.  The Custodian will notify the Indenture Trustee and the Seller and suspend all services under this Agreement if the Custodian does not receive all outstanding fees less any disputed fees within 60 days of the invoice date.

(e)

Upon reasonable prior written notice to the Custodian but not less than two (2) Business Days notice, the Indenture Trustee and its agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans at the expense of the Indenture Trustee.

(f)

The Custodian may terminate its obligations under this Agreement upon at least sixty (60) days’ prior written notice to the Master Servicer and the Indenture Trustee.  In the event of such termination, the Indenture Trustee shall appoint a successor Custodian.  Upon such appointment, the Custodian shall promptly transfer to the successor Custodian, as directed, all Mortgage Files being administered under this Agreement.

(g)

The Custodian and its directors, officers, agents and employees shall be indemnified and held harmless by the Trust against liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney’s fees, incurred by them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were incurred by the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by the negligence, bad faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees.  The indemnification set forth in this section shall survive any termination or assignment of this Agreement and the termination of the Custodian.

(h)

The Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine, subject to the limitations on the Custodian’s obligations set forth herein, whether or not it conforms to the requirements of this Agreement.

(i)

The Custodian shall have no duties or responsibilities except those that are specifically set forth in this Agreement.  The Custodian shall have no responsibility nor duty with respect to any Mortgage File while such Mortgage File is not in its possession.  If the Custodian requests instructions from the Indenture Trustee with respect to any act, action or failure to act in connection with this Agreement, the Custodian shall be entitled to refrain from taking such action and continue to refrain from acting unless and until the Custodian shall have received written instructions from the Indenture Trustee with respect to a Mortgage File without incurring any liability therefore to the Indenture Trustee or any other Person.

Section 2.04.

Representations and Warranties of the Master Servicer.

The Master Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Mortgage Loans, as of the Closing Date, that:

(a)

the Master Servicer is a bank duly organized and validly existing under the laws of the State of Indiana, and has full power and authority to own its assets and to transact the business in which it is currently engaged.  The Master Servicer (including, where appropriate, through its subsidiaries), is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Master Servicer;

(b)

the Master Servicer has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder (including, where appropriate, through its subsidiaries), and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

(c)

the Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization or registration or declaration as shall have been obtained or filed, as the case may be;

(d)

the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the articles or bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which it may be bound; and

(e)

except as disclosed in the Prospectus Supplement or otherwise disclosed to the Depositor, no Proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Master Servicer, threatened against the Master Servicer or any of its properties or with respect to this Agreement or the Securities that in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The foregoing representations and warranties shall survive the transfer of the Mortgage Loans to the Trust and any termination of the Master Servicer hereunder.  Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the Securityholder, the party discovering such breach shall give prompt written notice to the other parties hereto.  Within 90 days of its discovery or its receipt of notice of such breach or, with the prior written consent of a Responsible Officer of the Indenture Trustee, such longer period specified in such consent, the Master Servicer shall cure such breach in all material respects.

Section 2.05.

Representations and Warranties of the Issuer.

The Issuer hereby represents and warrants to the Master Servicer and for the benefit of Indenture Trustee, as pledgee of the Mortgage Loans, as of the Cut-Off Date, that:

(a)

the Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement; and

(b)

the execution and delivery by the Issuer of this Agreement and the performance by the Issuer of its obligations under this Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets.  Such execution, delivery, authentication and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of statutory trusts.  Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is a party or by which it may be bound.

Section 2.06.

Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Indenture Trustee, as of the Closing Date, that:

(a)

Depositor is a limited liability company, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to own its assets and to transact the business in which it is currently engaged.  The Depositor is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or any properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Depositor;

(b)

Depositor has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement.  When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by the availability of equitable remedies;

(c)

Depositor is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(d)

the execution, delivery and performance of this Agreement by the Depositor will not violate any provision of any existing law or regulation or any order decree of any court applicable to the Depositor or any provision of the certificate of formation or the limited liability company agreement of the Depositor, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Depositor is a party or by which it may be bound;

(e)

no Proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Depositor, threatened against the Depositor or any of its properties or with respect to this Agreement or the Securities;

(f)

this Agreement (i) constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Depositor in and to the Mortgage Loans, all monies due or to become due with respect thereto, all proceeds of such Mortgage Loans, such funds as are from time to time on deposit in the Collection Account or Trustee Collection Account and all other property specified in the definition of “Trust Estate” as being part of the Trust Estate; and upon payment for Additional Balances relating thereto, if any, will constitute a valid transfer and assignment to the Trust of all right, title and interest of the Depositor in and to such Additional Balances, all monies due or to become due with respect thereto, all proceeds of such Additional Balances and all other property relating thereto that is specified in the definition of “Trust Estate” relating to Additional Balances or (ii) constitutes a grant of a security interest, as defined in the UCC as in effect in the State of New York, in such property in favor of the Trust or the Owner Trustee on behalf of the Trust; provided, that if the Indenture Trustee obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property; and

(g)

immediately prior to the transfer and assignment to the Trust of all of its right, title and interest in and to the Mortgage Loans, the Depositor had good and marketable title to and was the sole owner of each Mortgage Loan, including the Mortgage Note or Loan Agreement and the Mortgage, and owned each Mortgage Loan free and clear of any encumbrance, equity, participation interest or lien, other than Permitted Liens.

The foregoing representations and warranties shall survive the sale and assignment of the Mortgage Loans to the Trust.  Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the Securityholders, the party discovering such breach shall give prompt written notice to the other parties hereto.  Within 90 days of its discovery or its receipt of notice of such breach or, with the prior written consent of a Responsible Officer of the Indenture Trustee, such longer period specified in such consent, the Depositor shall cure such breach in all material respects.

Section 2.07.

Representations and Warranties Regarding the Mortgage Loans.

The representations and warranties of the Seller in the Mortgage Loan Sale Agreement shall survive the sale, transfer and assignment of the Mortgage Loans to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The representations and warranties set forth in this Section shall survive delivery of the Mortgage Files to the Custodian pursuant to Section 2.04 and the termination of the rights and obligations of the Master Servicer pursuant to Section 6.04 or Article VII.

Section 2.08.

Enforcement of Representations and Warranties.

The Master Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Mortgage Loans, shall enforce the representations and warranties of the Seller in Section 3.01 and Section 3.02 of the Mortgage Loan Sale Agreement.  Upon the discovery by the Depositor, the Master Servicer, the Issuer, the Indenture Trustee or the Custodian of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Sale Agreement in respect of any Mortgage Loan that materially and adversely affects the interests of any Securityholder (or upon the occurrence of a Repurchase Event), the Person discovering such breach shall give prompt written notice to the other foregoing Persons and to the Seller.  The Master Servicer shall promptly demand of the Seller that within 120 days of receipt of notice making such demand it (i) cure such breach in all material respects with respect to a breach of the representations and warranties contained in Section 3.01 or Section 3.02 of the Mortgage Loan Sale Agreement, or (ii) purchase the related Mortgage Loan from the Issuer or substitute an Eligible Substitute Mortgage Loan (and remit to the Trustee Collection Account any related Substitution Adjustment Amount), in each case in the manner set forth in Section 3.02 of the Mortgage Loan Sale Agreement.

The obligation of the Seller to accept a retransfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit into the Collection Account or Trustee Collection Account or to substitute an Eligible Substitute Mortgage Loan, as the case may be, shall constitute the sole and exclusive remedy hereunder against the Seller respecting such breach available therefor.  Notwithstanding the foregoing limitation, the Indenture Trustee shall enforce the obligations of the Seller in the Mortgage Loan Sale Agreement, to indemnify the Depositor, as “Purchaser” under the Mortgage Loan Sale Agreement for the breach of any covenant, representation or warranty of the Seller pursuant to the terms of the Mortgage Loan Sale Agreement.

In connection with the purchase or substitution of any Mortgage Loan, the Issuer shall assign to the Seller, all of its right, title and interest in and to such Mortgage Loan.  Upon receipt of the Repurchase Price, or upon the completion of such substitution, the Master Servicer shall deposit such amounts into the Collection Account and shall notify the Custodian thereof, and the Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments prepared by the Master Servicer that the Indenture Trustee shall execute.

Section 2.09.

Future Advances.

With respect to the HELOCs, notwithstanding Section 2.01, neither the Indenture Trustee nor the Trust assumes any obligation under any Loan Agreement that provides for the funding of future advances to any Mortgagor thereunder, and neither the Trust nor the Indenture Trustee shall be obligated or permitted to fund any such future advances.  Additional Balances that do not constitute Excluded Amounts shall be part of the related Principal Balance of such HELOCs as they are created and are hereby transferred to the Trust as part of the Trust Estate on the Closing Date pursuant to this Section.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01.

Appointment of the Master Servicer.

(a)

Irwin Union Bank and Trust Company agrees to act as the Master Servicer and to perform all servicing duties under this Agreement, subject to the terms hereof.

(b)

The Master Servicer shall service and administer the Mortgage Loans in a manner consistent with the terms of this Agreement and as shall be normal and usual in its general mortgage servicing activities and consistent with mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans for their own accounts in the jurisdictions in which the related Mortgaged Properties are located, and shall have full power and authority, acting alone or through Subservicers, to do any and all things in connection with such servicing and administration as it may deem necessary or desirable; provided, that the Master Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, for the performance of its duties and obligations hereunder in accordance with the terms hereof.  Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Mortgage Loans, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties.  The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Master Servicer with any powers of attorney or other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder.  In addition, the Master Servicer may, at its own discretion and on behalf of the Issuer, obtain credit information in the form of a “credit score” from a credit repository.  Within 30 days of the Closing Date, the Indenture Trustee shall deliver to the Master Servicer no less than 50 original limited powers of attorney substantially in the form of Exhibit C hereto.  Following the Closing Date, the Indenture Trustee shall promptly deliver further powers of attorney as requested by the Master Servicer.

In servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures consistent with the Master Servicer’s normal servicing practices and in a manner consistent with recovery under any insurance policy required to be maintained by a Mortgagor pursuant to the related Mortgage Documents or by the Master Servicer pursuant to this Agreement.

The Master Servicer may perform rate modifications and substitute collateral in accordance with the Master Servicer’s customary servicing practices.

The Master Servicer may, without prior approval from any Person, increase the Credit Limit on any HELOC in a manner consistent with the Master Servicer’s customary servicing practices.  The Master Servicer may, without prior approval from any Person, repurchase Mortgage Loans from the Trust, at the Repurchase Price, which are found to be in breach of the related purchase agreement that the Master Servicer has with brokers or correspondent lenders, even if such Mortgage Loans are not otherwise in breach of this Agreement.

The relationship of the Master Servicer, and of any successor to the Master Servicer as master servicer hereunder, to the Issuer under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or general agent.

The Master Servicer shall make any Mortgage Interest Rate adjustments on each Interest Adjustment Date for any Mortgage Loan that adjusts in compliance with applicable regulatory adjustable mortgage loan requirements and the related Loan Agreements.  The Master Servicer shall establish procedures to monitor the Interest Adjustment Dates in order to ensure that it uses a published interest rate in determining an interest rate change, and it will comply with such procedures.  In the event that a published interest rate is no longer available, the Master Servicer shall choose a new comparable published interest rate in accordance with the provisions hereof, the related Loan Agreements and the Master Servicer’s normal servicing practices, and shall provide the related Mortgagor, the Issuer and the Indenture Trustee with notice of the new published interest rate sufficient under law and the related Loan Agreement.  The Master Servicer shall execute and deliver all appropriate notices required by the applicable adjustable mortgage loan laws and regulations and the related Loan Agreements regarding such adjustments.  If the Master Servicer fails to make a timely Mortgage Interest Rate adjustment in accordance with the terms of the related Loan Agreement, the Master Servicer shall use its own funds to satisfy any shortfall in Collections resulting therefrom for so long as such shortfall shall continue.  Any such amount paid by the Master Servicer shall be reimbursable to it from any subsequent amounts collected on account of the related Mortgage Loan with respect to such adjustments.

(c)

On and after such time as the Owner Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to a resignation pursuant to Section 6.04, after receipt by the Owner Trustee of the Opinion of Counsel required pursuant to Section 6.04, the Indenture Trustee or its designee shall assume all of the rights and obligations of the Master Servicer, subject to Section 7.02.  The Master Servicer shall, upon request of the Indenture Trustee and at the expense of the Master Servicer, deliver to the Indenture Trustee all documents and records relating to the Mortgage Loans and an accounting of amounts collected and held by the Master Servicer, and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming Person.

(d)

The Master Servicer shall deliver a list of Servicing Officers to the Issuer and the Indenture Trustee by the Closing Date, which list may from time to time be amended, modified or supplemented by the subsequent delivery to the Issuer and the Indenture Trustee of any superseding list of Servicing Officers.

Section 3.02.

Subservicing Agreements Between the Master Servicer and Subservicers.

(a)

The Master Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder.  References in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer, and any amount actually received by such Subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Master Servicer, whether or not actually received by the Master Servicer.  Each Subservicing Agreement shall be upon such terms and conditions as are not inconsistent with this Agreement and as the Master Servicer and the Subservicer shall have agreed.  With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers shall remain obligated under the related Subservicing Agreements.  The Master Servicer and the related Subservicers may enter into amendments to the Subservicing Agreements; provided, that any such amendments shall not cause the Mortgage Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Agreement.  The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Agreement; provided, that in the event of the termination of any Subservicing Agreement by the Master Servicer or the related Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer that will be bound by the terms of the related Subservicing Agreement.  The Master Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Master Servicer, and nothing contained herein shall be deemed to limit or modify such indemnification.

Each Subservicer shall be (i) a depository institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating, acquiring or servicing mortgage loans, and in either case shall be authorized to transact business in those States in which (x) the related Mortgaged Properties are situated and (y) qualification is required to conduct a subservicing business operation.  In addition, each Subservicer shall obtain and preserve its qualifications to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Securities or any Mortgage Loan, and to perform or cause to be performed its duties under the related Subservicing Agreement, which shall provide that the Subservicer’s rights will automatically terminate upon the termination, resignation or other removal of the Master Servicer under this Agreement.  Each account used by any Subservicer for the deposit of payments on any Mortgage Loan shall be an Eligible Account.  Irwin Home Equity Corporation shall be the initial Subservicer.

(b)

Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or any references to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Issuer, the Noteholders, and the Indenture Trustee for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement, without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the related Subservicer, and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.

As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Issuer, the Noteholders, and the Indenture Trustee, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement to the extent that the non-performance of any such obligation would have a material adverse effect on any Mortgage Loan.  Such enforcement, including the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only from (i) a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) a specific recovery of costs, expenses or attorneys’ fees against the Person against whom such enforcement is directed.

In the event the Master Servicer shall for any reason no longer be the Master Servicer, the Indenture Trustee or its designee may (i) assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that the Master Servicer may have entered into, which assumption shall not violate the terms of the related Subservicing Agreement, (ii) notwithstanding anything to the contrary contained in each such Subservicing Agreement, terminate the related Subservicer without being required to pay any fee in connection therewith or (iii) assume the terminated Master Servicer’s rights and obligations under such subservicing arrangements, which termination or assumption shall not violate the terms of the related Subservicing Agreement.

(c)

With respect to each Payment Date, on the third Business Day of each month, the Master Servicer shall furnish a data tape and any other necessary information to the Administrator, in writing or in an electronic format as the Administrator shall reasonably request, setting forth all information reasonably necessary to allow the Indenture Trustee to make the distributions contemplated by Section 3.05 of the Indenture and for the Administrator to deliver the statement required to be delivered pursuant to Section 3.25 of the Indenture and Section 4.01 hereof.  Pursuant to Section 4.01, the Administrator shall provide the Monthly Statement in the form of Exhibit G to the Master Servicer within 5 Business Days after receipt of such data tape.

Section 3.03.

Collection of Mortgage Loan Payments.

The Master Servicer shall use its best efforts to collect all payments called for under the terms and provisions of the Mortgage Documents and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as shall constitute the Master Servicer’s collection procedures for mortgage loans serviced by it for its own account.  Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge, overlimit fee, prepayment charge or other fees that may be collected in the ordinary course of servicing a Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid; provided, that such arrangement is consistent with the Master Servicer’s policies with respect to mortgage loans; and provided further, that notwithstanding such arrangement, such Mortgage Loans shall be included in the information regarding delinquent Mortgage Loans set forth in the Monthly Statement, but shall not be separately identified as being subject to a payment arrangement.  The Master Servicer may also extend the due date for payment due on a Mortgage Loan in accordance with its normal servicing practices; provided, that the Master Servicer shall first determine that any such waiver or extension will not materially adversely affect the Lien of the related Mortgage Documents or the interests of the Issuer or the Indenture Trustee.  Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Mortgage Loan, subject, if applicable, to the second paragraph of Section 3.01(b).  Notwithstanding the foregoing, in the ordinary course of its business, the Master Servicer, including through its Affiliates, may offer mortgage products via promotions or solicitations as well as respond to unsolicited requests for refinancing from Mortgagors on the Mortgage Loans.

Consistent with the terms of this Agreement, the Master Servicer may consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor; provided, that in the Master Servicer’s determination, such waiver, modification, postponement or indulgence relates to a reasonable business purpose; and provided further, that such waiver, modification, postponement or indulgence shall not materially and adversely affect the interests of the Securityholders.  In addition, and without limitation, if a HELOC is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer may, through modification or otherwise, convert such HELOC to a fully amortizing HEL.

Section 3.04.

Permitted Withdrawals from the Collection Account.

The Master Servicer is hereby authorized from time to time to make withdrawals from the Collection Account for the following purposes:

(a)

on each Master Servicer Remittance Date, to deposit the amount required by Section 5.03 hereof for the related Payment Date into the Trustee Collection Account;

(b)

on each Master Servicer Remittance Date prior to the end of the related Managed Amortization Period, Principal Collections with respect to Mortgage Loans assigned to Group I shall be applied toward the purchase from the Seller of Additional Balances to be assigned to Group I; provided, that the aggregate amount so paid to the Seller in respect of Additional Balances at any time during any related Collection Period shall not exceed the amount of Principal Collections for Mortgage Loans assigned to Group I received during such Collection Period;

(c)

to the extent deposited into the Collection Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining insurance policies pursuant to Section 3.05, for Liquidation Expenses paid pursuant to Section 3.08 or for expenses otherwise reimbursable pursuant to the terms of this Agreement (including expenses incurred in connection with a bankruptcy filing by a Mortgagor) to the extent not payable pursuant to Section 3.08 (other than expenses incurred by the Master Servicer pursuant to Sections 6.03, 6.06 and 6.07 of this Agreement); such withdrawal right being limited to amounts received in respect of the Mortgage Loans, other than any Repurchase Price in respect thereof, that represent late recoveries of the payments for which such advances were made, or from Liquidation Proceeds or the proceeds of the purchase of such Mortgage Loans;

(d)

to pay to itself out of each payment received in respect of interest on a Mortgage Loan as contemplated by clause (b) of the last paragraph of Section 3.08, an amount equal to the Servicing Fee, to the extent not retained pursuant to Section 5.02;

(e)

to pay to the Seller, with respect to any Mortgage Loan or Mortgaged Property that has been purchased or otherwise transferred to the Seller, all amounts received thereon that are not required to be distributed to the Securityholders as of the date on which the related Repurchase Price is determined; and

(f)

to withdraw any other amount deposited into the Collection Account that was not required to be deposited therein pursuant to Section 5.02.

On each Master Servicer Remittance Date, the Master Servicer shall transfer from the Collection Account to the Trustee Collection Account the amount necessary for the Indenture Trustee to make the required distributions pursuant to Section 3.05 of the Indenture.  The Master Servicer shall keep and maintain separate accounting on a loan-by-loan basis for the purpose of justifying any withdrawal from the Collection Account pursuant to the foregoing paragraphs.  Notwithstanding any other provision of this Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses relating to a Mortgage Loan incurred pursuant to Section 3.08 or otherwise reimbursable pursuant to the terms of this Agreement that the Master Servicer determines to be otherwise nonrecoverable, except with respect to any Mortgage Loan as to which the Purchase Price or Repurchase Price shall have been paid, by withdrawal from the Collection Account, on any Business Day prior to the Payment Date succeeding the date of such determination, of amounts on deposit therein attributable to the Mortgage Loan.

Section 3.05.

Maintenance of Insurance.

(a)

With respect to each Mortgage Loan on which the Master Servicer requires and monitors fire and casualty insurance coverage, the Master Servicer shall maintain accurate records reflecting the fire and casualty insurance coverage maintained by the related Mortgagors with respect to the Mortgaged Properties in accordance with its normal servicing practices.  The Master Servicer may, if it has received notice of a default or deficiency in respect of the payment of any ground rents, taxes, assessments, water rates or casualty insurance premiums or other charges that are or may become a Lien upon the related Mortgaged Property, notify the related Mortgagor and the holder of the first Lien on the related Mortgaged Property.

(b)

To the extent permitted under the related Mortgage Documents, and to the extent the Master Servicer receives notice that a hazard insurance policy has been cancelled, the Master Servicer shall, to the extent consistent with its normal servicing practices, cause to be maintained for each Mortgage Loan hazard insurance naming the Master Servicer or the related Subservicer as loss payee thereunder, and providing extended coverage in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the principal balance owing on such Mortgage Loan from time to time.  The Master Servicer shall monitor the maintenance of any such hazard insurance so obtained in accordance with its normal servicing practices.

(c)

The Master Servicer shall cause to be maintained with respect to any REO Property fire insurance with extended coverage in an amount equal to the full insurable value of the improvements that are a part of such property as determined at the most recent appraisal.  Such insurance may be maintained in the form of one or more blanket insurance policies.  Amounts collected by the Master Servicer under any such policies, other than amounts to be applied to the restoration or repair of Mortgaged Property or REO Property or amounts released to the Mortgagor in accordance with the Master Servicer’s normal servicing practices, shall be deposited into the Collection Account to the extent provided in Section 5.02.

(d)

If, upon the origination of a Mortgage Loan, the related Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance has been made available, the Master Servicer shall cause to be maintained, to the extent required by the related Mortgage Documents, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage at least equal to the lesser of (i) the unpaid Principal Balance of such Mortgage Loan, (ii) the full insurable value of such Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.  With respect to any REO Property identified as being in a flood zone at origination, the Master Servicer shall also maintain, if applicable, flood insurance in an amount at least equal to the lesser of (i) the maximum insurable value of the improvements that are a part of such property and (ii) the Principal Balance owing on the related Mortgage Loan at the time of foreclosure or grant of deed in lieu of foreclosure plus accrued interest and related Liquidation Expenses.

(e)

Pursuant to Section 3.03, any amounts collected by the Master Servicer under any insurance policy maintained pursuant to this Section, other than amounts to be applied to the restoration or repair of Mortgaged Property or released to a Mortgagor in accordance with the Master Servicer’s normal servicing practices, shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 3.04.  Any cost incurred by the Master Servicer in maintaining any such insurance shall be added to the amount owing under the related Mortgage Loan where the terms of the related Mortgage Documents so permit; provided, that the addition of any such cost shall not be taken into account for purposes of calculating the Principal Balance of such Mortgage Loan or distributions to be made to Securityholders.  Such costs shall be recoverable by the Master Servicer pursuant to Section 3.04.

(f)

The Master Servicer shall be under no obligation to maintain or require any Mortgagor to maintain earthquake, title or other additional insurance, and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of any Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Section 3.06.

Fidelity Bond; Errors and Omissions Policy.

(a)

The Master Servicer shall maintain with a responsible company, and at its own expense, a banker’s blanket fidelity bond (a “Fidelity Bond”) and a mortgage errors and omissions insurance policy (an “Errors and Omissions Policy”), in amounts as required by FNMA and FHLMC and as are commercially available and at costs that are not generally regarded as excessive by industry standards.  Any fidelity bond shall protect against dishonest act of officers and employees.  Any such Fidelity Bond or Errors and Omissions Policy shall not be canceled or modified by the Master Servicer in a manner materially adverse to the Securityholders and the Indenture Trustee.

(b)

The Master Servicer shall be deemed to have complied with this provision if any of its Affiliates has such a Fidelity Bond and Errors and Omissions Policy and, by the terms of such policy, the coverage afforded thereunder extends to the Master Servicer.  The Master Servicer shall cause each Subservicer to maintain an Errors and Omissions Policy and a Fidelity Bond meeting the requirements of this Section.

Section 3.07.

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

In any case in which a Mortgaged Property is about to be conveyed by the related Mortgagor, whether by absolute conveyance, contract of sale or otherwise, and whether or not such Mortgagor remains liable thereon, and the Master Servicer has knowledge of such prospective conveyance, the Master Servicer shall enforce any due-on-sale provision contained in such Mortgage Documents to the extent permitted by such Mortgage Documents, unless such provision in the reasonable judgment of the Master Servicer is not exercisable under applicable law, governmental regulations or in the Master Servicer’s reasonable judgment that it would be in the best financial interests of the Trust, in which case the Master Servicer may enter into an assumption and modification agreement or a substitution of liability agreement with such Mortgagor.

The Master Servicer or the related Subservicer, as the case may be, shall be entitled to (i) execute assumption agreements, substitution agreements and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Agreement or other comparable instruments with respect to the Mortgage Loans and the related Mortgaged Properties; and the Issuer and the Indenture Trustee each shall promptly execute any such documents upon the request of the Master Servicer, and (ii) approve the granting of an easement on Mortgaged Property in favor of another Person, any alteration or demolition of such Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collection of, such Mortgage Loan would not be adversely affected thereby. The Master Servicer shall notify the Indenture Trustee that any such assumption or substitution agreement has been completed by forwarding to the Custodian, on behalf of the Indenture Trustee, the original copy of such assumption or substitution agreement, which the Indenture Trustee shall add to the related Mortgage File and which shall, for all purposes, be considered part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  The Master Servicer shall retain as servicing compensation any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement.  A partial release pursuant to this Section shall be permitted only if the Combined Loan-to-Value Ratio for the related Mortgage Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Mortgage Loan as of the related Cut-Off Date.

Notwithstanding the provisions of this Section or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or violation of any of its obligations hereunder by reason of any conveyance by a Mortgagor of the related Mortgaged Property or any assumption of a Mortgage Loan by operation of law with respect to which the Master Servicer determines in good faith that it may be restricted by law from preventing, for any reason whatsoever, or if the exercise of such right would impair or threaten to impair any recovery under any applicable insurance policy or, in the Master Servicer’s judgment, would be reasonably likely to result in legal action by such Mortgagor.

Section 3.08.

Realization upon Defaulted Mortgage Loans.

With respect to each Mortgage Loan that comes into and continues in default, the Master Servicer shall exercise its reasonable judgment to determine whether to (a) foreclose on the related Mortgaged Property, (b) write off the unpaid Principal Balance thereof as bad debt, (c) take a deed in lieu of foreclosure, (d) accept a short sale, (e) arrange for a repayment plan, (f) agree to a modification thereof in accordance with this Section, (g) sue on the underlying promissory note, (h) sell the Mortgage Loan as a nonperforming asset to a third party not an Affiliate of the Master Servicer or Depositor or (i) if the related Mortgage Loan is a Liquidated Mortgage Loan, take an unsecured note in each case subject to the rights of any related senior lienholder, provided, however, for purposes of this Agreement, that any such Mortgage Loan (or portion thereof represented by said unsecured note or sold to a third party pursuant to clause (h) above), shall be treated as charged off or liquidated.  The Master Servicer shall in no event expend funds in connection with any foreclosure or attempted foreclosure that is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property if it shall determine that such expenditure would not increase the related Liquidation Proceeds.  In the event of a determination by the Master Servicer that any such expenditure previously made pursuant to this Section will not be reimbursable from Liquidation Proceeds, the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.04(c).

The Master Servicer may perform rate modifications in accordance with the Master Servicer’s customary servicing practices.

Notwithstanding any other provision of this Agreement, a defaulted Mortgage Loan may be deemed to be finally liquidated if substantially all amounts expected by the Master Servicer to be received in connection therewith have been received; provided, that any subsequent collections with respect to any such Mortgage Loan shall be deposited into the Collection Account. For purposes of determining the amount of any Liquidation Proceeds or Insurance Proceeds, or other unscheduled collections, the Master Servicer may take into account amounts of additional receipts it expects to receive or any estimated additional Liquidation Expenses it expects to incur in connection with such Mortgage Loan.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Master Servicer, which shall hold the same on behalf of the Issuer.  Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgaged Property shall, except as otherwise expressly provided herein, be considered to be an outstanding Mortgage Loan held as part of the Trust Estate until such time as such Mortgaged Property shall be sold. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgaged Property shall be considered to be an outstanding Mortgage Loan, it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Documents shall have been discharged, such Mortgage Documents in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar Proceeding or any moratorium or similar waiver or grace period will remain in effect.

Any proceeds from foreclosure Proceedings or the purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement and any recovery resulting from a collection of Liquidation Proceeds or Insurance Proceeds, shall be applied in the following order of priority (without double counting in the case of clause (a) and (b)):  (a) to reimburse the Master Servicer or the related Subservicer in accordance with this Section; (b) to pay to the Master Servicer or the related Subservicer all Servicing Fees payable therefrom; (c) as accrued and unpaid interest on such Mortgage Loan at the related Mortgage Interest Rate to the Payment Date in respect of which such amounts are to be deposited into the Trustee Collection Account; and (d) as a recovery of principal on such Mortgage Loan.

Section 3.09.

Indenture Trustee to Cooperate; Release of Mortgage Files; Trust Estates; Related Documents.

(a)

On or before each Payment Date, the Master Servicer shall notify the Indenture Trustee or the Custodian (with a copy to the Issuer) of the termination or payment in full of any Mortgage Loan during the preceding Collection Period. Upon receipt of payment in full, the Master Servicer shall be authorized to execute, pursuant to the authorization contained in the first paragraph of Section 3.01(b), if the Assignments of Mortgage have been recorded if required pursuant hereto or pursuant to the Mortgage Loan Sale Agreement, an instrument of satisfaction regarding the related Mortgage Documents, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law, and shall be delivered to the Person entitled thereto. Any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursable from amounts on deposit in the Collection Account.  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Indenture Trustee or the Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or the Custodian (with a copy to the Issuer) of two copies of a Request for Release in the form of Exhibit D hereto, which shall be signed by a Servicing Officer or be in a mutually agreeable electronic format that, in lieu of being manually signed by a Servicing Officer, emanate from a Servicing Officer, release or cause to be released the related Mortgage File to the Master Servicer, and the Issuer and the Indenture Trustee shall promptly execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such Proceedings or the taking of other servicing actions. The Request for Release shall obligate the Master Servicer to return such Mortgage File to the Indenture Trustee or the Custodian (as specified therein) when the need therefor by the Master Servicer no longer exists, unless such Mortgage Loan shall have been liquidated.

If an Assignment of Mortgage has been recorded, in order to facilitate the foreclosure of the Mortgaged Property securing a Mortgage Loan that is in default following such recordation, the Indenture Trustee or the Issuer shall, if so requested in writing by the Master Servicer, promptly execute an appropriate assignment in the form provided by the Master Servicer to assign such Mortgage Loan for the purpose of collection to the Master Servicer, and any such assignment shall unambiguously indicate that such assignment is for the purpose of collection only. Upon such assignment, the Master Servicer, as assignee for collection, will thereupon bring all required actions in its own name and otherwise enforce the terms of such Mortgage Loan and deposit into or credit to the Collection Account any Liquidation Proceeds received with respect thereto. In the event that all delinquent payments due under any such Mortgage Loan are paid by the related Mortgagor and any other defaults are cured, then the Master Servicer, as assignee for collection, shall promptly reassign such Mortgage Loan to the Indenture Trustee and return all Mortgage Documents and Related Documents to the place where the related Mortgage File was being maintained.

The Indenture Trustee, as pledgee of the Mortgage Loans and as assignee of record of the Mortgage Loans on behalf of the Issuer pursuant to Section 3.13 of the Indenture, shall, on behalf of the Issuer, take all such actions on behalf of the Issuer and promptly execute and return all instruments reasonably required by the Master Servicer in connection therewith; provided, that if the Master Servicer requests a signature of the Indenture Trustee on behalf of the Issuer, the Master Servicer shall deliver to the Indenture Trustee an Officer’s Certificate stating that such signature is necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

(b)

Where the Issuer or the Indenture Trustee is required by this Agreement to execute instruments to release property from the terms of the Trust Agreement or the Indenture, as applicable, or convey the Issuer’s or the Indenture Trustee’s interests in the same, the Issuer or the Indenture Trustee, as applicable, shall do so in a manner and under circumstances that are not inconsistent with the provisions of this Agreement. No Person relying upon any instrument executed by the Issuer or the Indenture Trustee shall be bound to ascertain the Issuer’s or the Indenture Trustee’s authority in connection therewith, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(c)

If from time to time the Master Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.07, the Custodian shall check that each of such documents purports to be an original executed copy or, if the original executed copy has been submitted for recordation and has not yet been returned, a copy of the original executed document; and if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office, shall file such originals or certified copies in the related Mortgage File.  If any such documents submitted by the Master Servicer shall not meet the above qualifications, then the Custodian shall promptly give the Master Servicer written notice of such occurrence or return such documents to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

(d)

Upon receipt of two copies of a Request for Release from the Master Servicer, substantially in the form of Exhibit D hereto, to the effect that a Mortgage Loan has been the subject of a final payment or a prepayment in full and has been terminated or that substantially all Liquidation Proceeds determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit into the Collection Account of such final payment, prepayment in full or Liquidation Proceeds, the Custodian shall promptly release the related Mortgage File to the Master Servicer, and the Indenture Trustee shall execute the same, along with such documents as the Master Servicer or the related Mortgagor may request to evidence satisfaction and discharge of such Mortgage Loan.

Section 3.10.

Servicing Fee; Payment of Certain Expenses by Master Servicer.

The Master Servicer shall be entitled to receive the Servicing Fee in accordance with Section 3.04(d) as compensation for its services in connection with servicing the Mortgage Loans.  Moreover, additional servicing compensation in the form of late payment charges and other receipts not required to be deposited into the Collection Account as specified in Section 5.02 may be retained by the Master Servicer.  The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including payment of all fees and expenses not expressly stated hereunder to be for the account of the Securityholders, and shall not be entitled to reimbursement therefor.  The Issuer shall pay the initial fees and expenses of the Indenture Trustee from the proceeds of the Notes.

Section 3.11.

Access to Certain Documentation and Information Regarding the Mortgage Loans.

Whenever required by statute or regulation, the Master Servicer shall provide each Securityholder or any regulator therefor, the Indenture Trustee and the Depositor with reasonable access to all documentation relating to the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or any Subservicer.  Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding Mortgagors, and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Section 3.12.

Reserved.

Section 3.13.

Recordation of Assignments.

(a) With respect to each MERS Mortgage Loan, on or before the 10th Business Day after the Closing Date, the Master Servicer will cause MERS’s records to reflect the Trust as owner of such Mortgage Loans.

(b)

In the case of any Non-MERS Mortgage Loan, the original assignment of Mortgage, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the conveyance of the Mortgage Loan to the Indenture Trustee or in blank, which may be in the form of one or more “blanket” assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, shall be recorded by the Master Servicer, at the expense of the Seller upon the occurrence and continuation of a Servicing Default.  While such assignment is being recorded, the Custodian shall retain a photocopy thereof.  If any assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Master Servicer shall prepare at its expense a substitute assignment or cure such defect, and the Master Servicer shall cause such assignment to be recorded in accordance with this Section.

Section 3.14.

Annual Statement as to Compliance.

The Master Servicer shall deliver to the Issuer, the Indenture Trustee and each Rating Agency, not later than March 10 of each year in which a Form 10-K is required to be filed by the Indenture Trustee and no later than March 31 of each year in which such Form 10-K is not required to be filed, commencing in 2006, an Officer’s Certificate stating as to each signer thereof that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.  The statement required pursuant to Section 3.15 shall accompany such Officer’s Certificate.

Section 3.15.

Annual Independent Public Accountants’ Servicing Report.

Not later than March 10 of each year, commencing in 2006, the Master Servicer shall deliver or cause to be delivered to the Issuer and the Indenture Trustee a report, prepared by the Independent Accountants of the Master Servicer, stating that such Independent Accountants (i) have  conducted an examination of certain documents and records of the Master Servicer (or an appropriate Affiliate thereof) relating to the servicing of the mortgage loans being serviced by the Master Servicer under servicing agreements similar to this Agreement (which agreements shall be described in a schedule to such report) substantially as required by the Uniform Single Attestation Program for Mortgage Bankers and (ii) did not discover any exceptions or errors relating to the servicing activities of the Master Servicer (including the servicing of Mortgage Loans subject to this Agreement) that, in the opinion of such Independent Accountants, are material, except for such exceptions as shall be set forth in such report.  In the event such firm requires the Indenture Trustee to agree to the procedures performed by such firm, the Master Servicer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee shall deliver such letter of agreement in conclusive reliance upon the direction of the Master Servicer, and the Indenture Trustee need not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

Section 3.16.

Sarbanes-Oxley.

On or before March 10 of each year, the Administrator shall deliver to the Master Servicer all filings it made (or will make) for the Trust with the Commission with respect to the prior calendar year.  In addition, on or prior to the tenth day after a Form 8-K is filed, the Administrator shall deliver a copy of it to the Master Servicer.  On or before March 10 of each year (or the previous Business Day if such date is not a Business Day), with respect to which a Form 10-K is required to be filed by the Trust, the Master Servicer shall deliver to the Administrator a certification in the form of Exhibit F to this Agreement.  On or before March 10 (or the previous Business Day if such date is not a Business Day) of each calendar year with respect to which a Form 10-K is required to be filed by the Trust, the Indenture Trustee shall deliver to the Master Servicer a back-up certification in the form of Exhibit H to this Agreement. On or before March 20, the Master Servicer shall deliver to the Indenture Trustee a signed Form 10-K for each year with respect to which a Form 10-K is required to be filed by the Trust.

Section 3.17.

Indemnification; Third-Party Claims.

The Master Servicer (solely for the purpose of this Section, the “Indemnifying Party”) agrees to indemnify and to hold each of the Depositor, the Issuer, the Owner Trustee, the Indenture Trustee and the Custodian (solely for the purpose of this Section, the “Indemnified Parties”) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Parties may sustain in any way related to the failure of the Indemnifying Party to perform its respective duties in compliance with the terms of this Agreement.  Each Indemnified Party and the Master Servicer shall immediately notify the other Indemnified Parties if a claim is made by a third party with respect to this Agreement, and the Master Servicer shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered into against the Indemnified Parties in respect of such claim.  The Indenture Trustee, shall, out of the assets of the Trust Estate, reimburse the Master Servicer in accordance with Section 3.04(c) hereof for all amounts advanced by it pursuant to the preceding two sentences except where the claim relates directly to the failure of the Master Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement; provided, however, that the Master Servicer’s indemnity hereunder shall not in any manner be conditioned on the availability of funds for such reimbursement.  If the Master Servicer is unable to pay any such amounts owed to the Indenture Trustee, such amounts shall be paid to the Indenture Trustee out of the Trust Estate pursuant to Section 3.05 of the Indenture.  Solely to the extent that the Holders of the Certificate fail to indemnify the Owner Trustee as required by Section 7.02 of the Trust Agreement, the Master Servicer shall undertake such indemnification in accordance with the terms of Section 7.02 of the Trust Agreement.

Section 3.18.

Maintenance of Existence and Licenses; Merger or Consolidation of the Master Servicer.

The Master Servicer (or an appropriate affiliate thereof) shall keep in full force and effect its existence, rights and franchises, shall obtain and preserve its qualification to do business in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any Mortgage Loan and to perform its duties hereunder, and shall otherwise operate its business so as to cause the representations and warranties under Section 2.04 to be true and correct at all times.

Section 3.19.

Excluded Amounts.

Each of (1) the portion of the principal balance of any HELOC attributable to Draws made subsequent to the end of the Managed Amortization Period and (2) the portion of the principal balance of any HELOC attributable to Draws for which the Variable Funding Note could not be increased to compensate the Seller for the Draws (each, an “Excluded Amount”) shall not be transferred to the Trust, and the portion of the Principal Collections and Interest Collections on such HELOC for each Collection Period shall be allocated to the Excluded Amount pro rata between the Excluded Amount and the Principal Balance of such HELOC in proportion to the respective amounts outstanding as of the end of the calendar month preceding such Collection Period.

ARTICLE IV

MONTHLY STATEMENTS

Section 4.01.

Monthly Statements.

With respect to each Payment Date, on each related Determination Date, the Administrator shall forward to the Depositor, the Indenture Trustee and, in the case of the Master Servicer, within 5 Business Days after receipt of the data tape pursuant to Section 3.02(c) herein, and the Indenture Trustee, pursuant to Section 3.25 of the Indenture, shall make available to each Securityholder, the Owner Trustee, each Paying Agent (if other than the Indenture Trustee) and each Rating Agency a Monthly Statement setting forth the following information, to the extent applicable:

(a)

the aggregate amount of Collections received on the Mortgage Loans during the related Collection Period;

(b)

the aggregate amount of (i) Interest Collections and (ii) Principal Collections and, in the case of the Managed Amortization Period, Net Principal Collections (in each case stated separately for each Group and also in the aggregate) for such Collection Period;

(c)

the Principal Collection Distribution Amount for such Collection Period;

(d)

the amount distributable to each Class of Offered Notes and the Variable Funding Notes in respect of interest;

(e)

the amount of any Interest Carry-Forward Amounts;

(f)

reserved;

(g)

the amount, if any, to be distributed to the Certificateholders;

(h)

any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

(i)

the Excess Spread, if any, for such Collection Period;

(j)

the Liquidation Loss Amount and Principal Balance of Liquidated Mortgage Loans (in each case stated separately for each Group and also in the aggregate) for (i) such Collection Period, (ii) such Collection Period and the immediately preceding eleven Collection Periods and (iii) such Collection Period and all previous Collection Periods and any Overcollateralization Increase Amounts and Overcollateralization Release Amounts for such Collection Period;

(k)

the aggregate Principal Balance of the Mortgage Loans (stated separately for each Group and also in the aggregate) as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

(l)

the Offered Note Balance and the Variable Funding Balance for each Class of Notes after giving effect to any distribution on such Payment Date and to any reduction on account of Liquidation Loss Amounts;

(m)

the Overcollateralization Amount and the Overcollateralization Target Amount and whether the Loss and Delinquency Test has not been satisfied;

(n)

the Liquidation Loss Distribution Amount for such Collection Period and the aggregate of the Liquidation Loss Distribution Amount to date;

(o)

the number and aggregate Principal Balances of Mortgage Loans (in each case stated separately for each Group and also in the aggregate) as to which the related Monthly Payment is delinquent for 30-59 days, 60-89 days, 90-119 days, 120-149 days, 150-179 days and 180 days or more, separately identifying for each bucket those Mortgage Loans in foreclosure, those Mortgage Loans subject to bankruptcy proceedings, those Mortgage Loans that have become related to REO Property and the remaining (“purely delinquent”) Mortgage Loans;

(p)

prior to the end of the Managed Amortization Period, the aggregate amount of Additional Balances for each Group, if any, (i) created and (ii) purchased during the preceding Collection Period;

(q)

whether an Amortization Event, specifying such event, has occurred since the prior Determination Date; and

(r)

the Net Loan Rate for the related Collection Period.

The Indenture Trustee shall conclusively rely upon the information contained in a Monthly Statement for purposes of making distributions pursuant to Section 3.05 of the Indenture, shall have no duty to inquire into such information and shall have no liability in so relying.  The format and content of the Monthly Statement may be modified by the mutual agreement of the Master Servicer, the Indenture Trustee and the Administrator.  The Master Servicer shall give notice of any such change to each Rating Agency.

The amounts furnished pursuant to clauses (d) above shall be expressed as an aggregate dollar amount per each Class of Offered Notes or Variable Funding Notes, as the case may be, with a $1,000 denomination.

The Administrator shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee to make distributions pursuant to Section 3.05 of the Indenture.  Prior to the close of business on the Business Day next succeeding each Determination Date, the Administrator shall furnish a written statement to the Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Collection Account.  The determination by the Administrator of such amounts shall be presumptively deemed to be correct for all purposes hereunder, and the Owner Trustee and the Indenture Trustee shall be protected in relying upon the same without any independent verification thereof.  In addition, upon the Issuer’s written request, the Administrator shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Administrator to enable the Issuer to perform its federal and state income tax reporting obligations.

ARTICLE V

THE ACCOUNTS

Section 5.01.

Accounts.

Prior to the Closing Date, the Master Servicer shall establish or cause to be established the following accounts, each of which shall be an Eligible Account:

(a)

an account (the “Collection Account”) bearing a designation clearly indicating that the funds on deposit therein are held for the benefit of the Issuer, the Indenture Trustee and the Securityholders; and

(b)

an account in the name of the Indenture Trustee (the “Trustee Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Securityholders.

Section 5.02.

Collection Account.

The Master Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Mortgage Loans received by it subsequent to the Cut-Off Date, other than in respect of the payments referred to in the following paragraph, into the Collection Account within two (2) Business Days following receipt thereof (or otherwise on or prior to the Closing Date), including the following payments and collections received or made by it:

(a)

all payments of principal, interest and prepayment charges in respect of the Mortgage Loans received by the Master Servicer from the Mortgagors or the related Subservicer (net of any portion of the interest thereof retained by such Subservicer as subservicing fees);

(b)

the aggregate Purchase Price or Repurchase Price of any Mortgage Loans purchased by Seller or the Depositor pursuant to Sections 2.03 or 2.08;

(c)

any Liquidation Proceeds and Insurance Proceeds;

(d)

any Substitution Adjustment Amounts; and

(e)

from the Master Servicer, any losses incurred upon Permitted Investments of amounts deposited into the Collection Account;

provided, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period and any late fees and other similar fee (other than prepayment charges which shall be remitted to the holders of the Certificates).

The foregoing requirements respecting deposits into the Collection Account are exclusive; provided, that without limiting the generality of the foregoing, the Master Servicer need not deposit into the Collection Account any amounts representing fees or late charges payable by Mortgagors.  In the event that any amount not required to be deposited into the Collection Account is so deposited, the Master Servicer may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Collection Account that have been identified by it as being attributable to the Mortgage Loans and shall hold all collections in the Collection Account to the extent they represent collections on the Mortgage Loans for the benefit of the Issuer, the Indenture Trustee and the Securityholders.

The Master Servicer shall direct in writing the institution maintaining the Collection Account to invest funds therein only in Permitted Investments which shall mature no later than the Master Servicer Remittance Date.  No Permitted Investment may be sold or disposed of at a gain prior to maturity, unless the Master Servicer shall have obtained an Opinion of Counsel at the Master Servicer’s expense addressed to the Indenture Trustee that such sale or disposition will not cause the Trust to be to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.  All net income, other than any gain from a sale or disposition of the type referred to in the preceding sentence, received from any such Permitted Investment shall be paid to the Master Servicer as additional servicing compensation.  The amount of any losses incurred in respect therewith shall be deposited into the Collection Account by the Master Servicer out of its own funds immediately as incurred.

The Master Servicer shall require each Subservicer to hold all funds constituting collections on the Mortgage Loans, pending remittance thereof to the Master Servicer, in one or more accounts meeting the requirements of an Eligible Account (and amounts on deposit therein shall be invested in Permitted Investments), unless all such collections are remitted on a daily basis to the Master Servicer for deposit into the Collection Account.

The Collection Account may, upon written notice to the Issuer and the Indenture Trustee be transferred to a different institution, provided that such transfer is to an Eligible Account.

On any Payment Date during the Managed Amortization Period with respect to Mortgage Loans assigned to Group I, the Master Servicer shall withdraw from the Collection Account and deliver to the Seller, as payment for Additional Balances, the lesser of (i) the aggregate amount of Additional Balances which arose during the related Collection Period for Group I, and (ii) Principal Collections with respect to Mortgage Loans assigned to Group I.

Section 5.03.

Trustee Collection Account.

On each Master Servicer Remittance Date, the Master Servicer shall transfer from the Collection Account to the Trustee Collection Account the amount necessary for the Indenture Trustee to make the required distributions pursuant to Section 3.05 of the Indenture. Such requirement respecting deposits into the Trustee Collection Account is exclusive.  In the event that any amount not required to be deposited into the Trustee Collection Account is so deposited, the Master Servicer may at any time direct the Indenture Trustee to withdraw such amount from the Trustee Collection Account and deliver it to or at the direction of Master Servicer, any provision herein to the contrary notwithstanding.

The Indenture Trustee shall invest funds in the Trustee Collection Account, in Permitted Investments as directed by the Master Servicer on behalf of itself until the Business Day prior to each Payment Date.  No Permitted Investment may be sold or disposed of at a gain prior to maturity, unless the Indenture Trustee shall have obtained an Opinion of Counsel at the Indenture Trustee’s expense addressed to the Indenture Trustee that such sale or disposition will not cause the Trust to be to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.  Net income on funds on deposit for the one Business Day preceding the Payment Date shall be for the account of the Indenture Trustee.  Net income on funds on deposit for the other Business Days shall be for the account of the Master Servicer.  The amount of any losses incurred in respect therewith shall be deposited into the Trustee Collection Account by the Indenture Trustee with respect to the one Business Day preceding the Payment Date and by the Master Servicer with respect to the other Business Days out of such party’s own funds immediately as incurred.

ARTICLE VI

THE MASTER SERVICER

Section 6.01.

Liability of the Master Servicer.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it hereunder.

Section 6.02.

Merger or Consolidation or Assumption of the Obligations of the Master Servicer.

Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party or any Person succeeding to the business of the Master Servicer, shall be an established mortgage loan servicing institution that has a net worth of at least $15,000,000 (the “Merger Criteria”), and in all events shall be the successor of the Master Servicer, without the execution or filing of any paper or any further action on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

The Master Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person qualified to service the Mortgage Loans, shall be reasonably satisfactory to the Issuer; and the Indenture Trustee, as pledgee of the Mortgage Loans, shall be willing to service the Mortgage Loans and shall execute and deliver to the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Indenture Trustee and the Issuer, containing an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; and provided further, that no Rating Agency, after notice thereto, shall have notified the Indenture Trustee in writing that such assignment and delegation would result in a Rating Event; and provided further, that the Owner Trustee shall have received an Opinion of Counsel to the effect that such assignment or delegation would not cause the Trust to be treated as an association (or a publicly-traded partnership) taxable as a corporation for federal income tax purposes.

Section 6.03.

Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement; provided, that this provision shall not protect the Master Servicer or any such Person against any liability that would otherwise be imposed on it by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard thereof.  The Master Servicer and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Master Servicer and any director, officer, employee or agent thereof shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any Proceeding relating to this Agreement or the Securities, including any amount paid to the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard thereof.  The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, that the Master Servicer may in its sole discretion undertake any action that it may deem necessary or desirable in respect of this Agreement, the rights and duties of the parties hereto and the interests of the Securityholders.  In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Master Servicer shall be entitled to reimbursement therefor pursuant to Section 3.05 of the Indenture.  The Master Servicer’s right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or Article VII in respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination or from events that occurred prior to such resignation or termination.

Section 6.04.

Master Servicer Not to Resign.

Subject to the provisions of Section 6.02, the Master Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed upon it except (a) upon a determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with other activities carried on by it or any Affiliate thereof, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or such Affiliate at the date of this Agreement or (b) upon the satisfaction of the following conditions: (i) the Master Servicer shall have proposed a successor master servicer to the Issuer and the Indenture Trustee in writing, and such proposed successor master servicer shall be reasonably acceptable to the Issuer and the Indenture Trustee; and (ii) each Rating Agency, after prior notice thereto, shall have delivered a letter to the Issuer and the Indenture Trustee prior to the appointment of such proposed successor master servicer stating that such proposed appointment would not result in a Rating Event,; provided, that no such resignation by the Master Servicer shall become effective until such successor master servicer shall have assumed the Master Servicer’s responsibilities and obligations hereunder or the Indenture Trustee shall have designated a successor master servicer in accordance with Section 7.02.  An Opinion of Counsel delivered to the Issuer and the Indenture Trustee and shall be required in connection with any such determination permitting the resignation of the Master Servicer.

Section 6.05.

Delegation of Duties.

In the ordinary course of its business, the Master Servicer may at any time delegate any of its duties hereunder to any Person (including any Affiliate of the Master Servicer), that agrees to conduct such duties in accordance with standards comparable to those applicable to the Master Servicer hereunder.  Such delegation shall not relieve the Master Servicer of liability or responsibility with respect to such duties, and shall not constitute a resignation of the Master Servicer pursuant to Section 6.04.

Section 6.06.

Indenture Trustee Fees and Expenses; Indemnification.

(a)

After the Closing Date, the Indenture Trustee and any co-trustee from time to time shall be entitled to compensation in an amount equal to net investment earnings on amounts on deposit in the Trustee Collection Account as specified in Section 5.03 plus the payment of the Trustee Fee on each Payment Date, which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, for all services rendered by each of them in the execution of the trusts created under the Indenture and in the exercise and performance of any of the powers and duties under the Indenture of the Indenture Trustee and any such co-trustee.  The Indenture Trustee and any such co-trustee shall be entitled to payment or reimbursement in accordance with the Indenture from amounts on deposit in the Collection Account, upon request therefrom for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any such co-trustee, respectively, in accordance with any of the provisions of this Agreement or the other Basic Documents, except any such expenses, disbursements or advances as may arise from the negligence, willful misfeasance or bad faith of the Indenture Trustee or such co-trustee, as the case may be.  The Indenture Trustee shall be entitled to be reimbursed by the Master Servicer (or, if the Master Servicer is unable to fulfill such obligation, in accordance with Sections 3.05(a)(ii) and (xv) of the Indenture) for all costs associated with the transfer of servicing from the Master Servicer to the Indenture Trustee, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Indenture Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Indenture Trustee to service the Mortgage Loans properly and effectively.  If the Indenture Trustee or an Affiliate thereof becomes the successor Master Servicer, any custody fees and expenses shall also be paid pursuant to Sections 3.05(a)(ii) and (xv) of the Indenture.

(b)

The Indenture Trustee shall be indemnified and held harmless by the Master Servicer for any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee, arising out of or in connection with the performance of its duties under the Basic Documents (but not with respect to the performance of any of its duties under the Administration Agreement), including the costs and expenses (including reasonable attorneys’ fees and expenses) of defending the Indenture Trustee against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document; provided, that:

(i)

with respect to any such claim, the Indenture Trustee shall have given the Master Servicer written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof;

(ii)

while maintaining control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii)

notwithstanding anything herein to the contrary, the Master Servicer shall not be liable for the settlement of any claim by the Indenture Trustee entered into without the prior written consent of the Master Servicer.

No termination of this Agreement shall affect the obligations created by this Section of the Master Servicer to indemnify the Indenture Trustee under the conditions and to the extent set forth herein.

Notwithstanding the foregoing, the indemnification provided pursuant to this paragraph shall not pertain to any loss, liability or expense of the Indenture Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with (i) any actions taken by the Indenture Trustee at the direction of the Securityholders pursuant to the terms of the Basic Documents unless consented to by the Master Servicer (whose consent shall not be unreasonably withheld) or (ii) any actions taken by the Indenture Trustee in its capacity as administrator under the Administration Agreement.

Section 6.07.

Indemnification of Owner Trustee by Master Servicer.

The Owner Trustee and its successors, assigns, agents and servants (collectively the “Indemnified Parties”) shall be indemnified, defended and held harmless by the Master Servicer for any liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable attorney’s fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”) that may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of the Basic Documents, the Trust Estate or the administration of the Trust Estate or the action or inaction of the Owner Trustee, provided that:

(a)

The Master Servicer shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from the Owner Trustee’s negligence with respect to the handling of funds, or gross negligence with respect to any other acts, willful misconduct or bad faith, or as a result of any inaccuracy of an express representation or warranty contained in Section 6.03 of the Trust Agreement;

(b)

With respect to any such claim, the Indemnified Party shall have given the Master Servicer written notice thereof promptly after the Indemnified Party shall have actual knowledge thereof;

(c)

While maintaining control over its own defense, the Indemnified Party shall cooperate and consult fully with the Master Servicer in preparing such defense;

(d)

Notwithstanding anything to the contrary, the Master Servicer shall not be liable for the settlement of any claim by an Indemnified Party entered into without the prior written consent of the Master Servicer.

No termination of this Agreement shall affect the obligation created by this Section of the Master Servicer to indemnify the Owner Trustee and the Indemnified Parties under the conditions and to the extent set forth herein.

Section 6.08.

Derivative Contracts

(a)

The Issuer shall, at the written direction of the Master Servicer, on behalf of the Trust, enter into Derivative Contracts, solely for the benefit of the Certificateholders.  The Master Servicer shall determine, in its sole discretion, whether  any Derivative Contract conforms to the requirements of clauses (b) and (c) of this Section 6.08.  Any acquisition of a Derivative Contract shall be accompanied by an appropriate amendment to the Indenture, including either (i) an Opinion of Counsel to the effect that the existence of the Derivative Contract will not cause the Issuer to be a “taxable mortgage pool” as of the date the Derivative Contract is acquired by the Issuer; or (ii) the consent of each Certificateholder to the acquisition of such Derivative Contract.  All collections, proceeds and other amounts in respect of the Derivative Contracts payable by the Derivative Counterparty shall be distributed to the Certificateholders on the Payment Date following receipt thereof by the Issuer.

(b)

Any Derivative Contract that provides for any payment obligation on the part of the Trust must (i) be without recourse to the assets of the Trust, (ii) contain a non-petition covenant provision from the Derivative Counterparty, (iii) limit payment dates thereunder to Payment  Dates and (iv) contain a provision limiting any cash payments due to the Derivative Counterparty on any day under such Derivative Contract solely to funds available therefor in the Trustee Collection Account to make payments to the Certificateholders on such Payment Date.

(c)

Each Derivative Contract must (i) provide for the direct payment of any amounts by the Derivative Counterpary thereunder to the Trustee Collection Account at least one Business Day prior to the related Payment Date, (ii) contain an assignment of all the Trust’s rights (but none of its obligations) under such Derivative Contract to the Issuer on behalf of the Certificateholders and shall include an express consent of the Derivative Counterparty to such assignment, (iii) provide that in the event of the occurrence of an Event of Default, such Derivative Contract shall terminate upon the direction of a majority Percentage Interest of the Certificateholders, and (iv) prohibit the Derivative Counterparty from “setting-off” or “netting” other obligations of the Trust and its Affiliates against such Derivative Counterparty’s payment obligations thereunder. In addition, the Derivative Counterparty may not be Irwin Union Bank Trust Company or any of its affiliates.

ARTICLE VII

DEFAULT

Section 7.01.

Default.

If any one of the following events (each, a “Servicing Default”) shall occur and be continuing:

(a)

any failure by the Master Servicer to deposit into any Collection Account or the Trustee Collection Account any deposit required to be made under the terms of this Agreement that continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the Indenture Trustee;

(b)

any failure on the part of the Master Servicer to duly observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in this Agreement, which failure materially and adversely affects the interests of any Securityholder, and which failure continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Issuer or the Indenture Trustee; and

(c)

the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then the Master Servicer shall immediately notify the Indenture Trustee and the Owner Trustee in writing thereof and, for so long as such Servicing Default shall not have been remedied by the Master Servicer, then the Issuer or the Indenture Trustee may, by notice then given in writing to the Master Servicer, terminate all rights and obligations of the Master Servicer hereunder, other than the Master Servicer’s right to receive servicing compensation and reimbursement of expenses hereunder during any period prior to the date of such termination, and the Indenture Trustee, the Owner Trustee or the Issuer may exercise any and all other remedies available at law or in equity. Any such notice to the Master Servicer and the Indenture Trustee shall also be given to each Rating Agency and the Issuer.  Subject to Section 7.02, on or after receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement shall pass to and be vested in the Indenture Trustee as pledgee of the Mortgage Loans pursuant to this Section. Without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney in-fact or otherwise, any and all documents or other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan or the related Mortgage Documents or Related Documents, or otherwise.  The Master Servicer agrees to cooperate fully with the Owner Trustee and the Indenture Trustee, as the case may be, in effecting the termination of the rights and responsibilities of the Master Servicer hereunder, including the transfer to the Indenture Trustee (or other applicable successor) for the administration by it of all cash relating to the Mortgage Loans that shall at the time be held by the Master Servicer for deposit into the Collection Account, or that have been thereafter received by the Master Servicer with respect to the Mortgage Loans.  All reasonable costs and expenses (including attorneys’ fees) incurred in connection with amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer and, in any event, if the initial Master Servicer cannot pay any such amount, in accordance with Section 3.05 of the Indenture) upon presentation of reasonable documentation of such costs and expenses.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a payment on a Mortgage Loan that was due prior to the notice terminating the Master Servicer’s rights and obligations hereunder and received after such notice, that portion thereof to which the Master Servicer would have been entitled hereunder, its Servicing Fee in respect thereof and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to such termination.

Notwithstanding the foregoing, a delay in or failure of performance under paragraph (a) or (b) above, after the expiration of the applicable grace periods, shall not constitute a Servicing Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an Act of God, any act of the public enemy, declared or undeclared war, public disorder, rebellion or sabotage, or epidemic, landslide, lightning, fire, hurricane, earthquake or flood.  The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its obligations hereunder in a timely manner in accordance with the terms hereof, and the Master Servicer shall provide the Owner Trustee, the Indenture Trustee and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Section 7.02.

Indenture Trustee to Act; Appointment of Successor.

(a)

Within 90 days after the date the Master Servicer and the Indenture Trustee receive a notice of termination of the Master Servicer pursuant to Section 7.01 or sends a resignation notice pursuant to Section 6.04, the Indenture Trustee, as pledgee of the Mortgage Loans, shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer hereunder and with respect to the transactions set forth herein, and shall be subject to all responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms hereof.  Nothing in any Basic Document shall be construed to permit or require the Indenture Trustee to (i) be responsible or accountable for any act or omission of any prior Master Servicer prior to the issuance of the related notice of termination hereunder, (ii) in its capacity as successor Master Servicer, purchase, repurchase or substitute any Mortgage Loan or fund any Additional Balances with respect thereto, (iii) fund any losses on any Permitted Investment directed by any prior Master Servicer hereunder or (iv) be responsible for the representations or warranties of any such prior Master Servicer.  As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given.  If the Indenture Trustee is (i) unwilling to act as successor Master Servicer or (ii) legally unable so to act, then the Indenture Trustee may appoint, or may petition a court of competent jurisdiction to appoint any established mortgage loan servicing institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder with respect to all or any part of the Master Servicer’s responsibilities, duties or liabilities hereunder; and provided further, that no Rating Agency, after prior notice thereto, shall have notified the Indenture Trustee in writing that the appointment of such successor Master Servicer would result in a Rating Event.  Notwithstanding the foregoing, pending the appointment of a successor Master Servicer hereunder, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as provided above.  In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation that the Master Servicer would otherwise have received pursuant to Section 3.10 (or such lesser compensation as the Indenture Trustee and such successor shall agree).  The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer that may have arisen under this Agreement prior to its termination as Master Servicer, nor shall any successor Master Servicer be liable for any acts or omissions of any predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any other Basic Document.  The Indenture Trustee and such successor Master Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

Any successor Master Servicer, including the Indenture Trustee shall not be deemed to be in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to make any required deposit into the Collection Account or otherwise cooperate with any required servicing transfer or succession hereunder.

Section 7.03.

Notification to Securityholders.

Upon any termination of or appointment of a successor Master Servicer hereunder, the Indenture Trustee shall give prompt written notice thereof to the Issuer, the Indenture Trustee and each Rating Agency.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01.

Amendment.

This Agreement may be amended from time to time by the parties hereto without the consent of the Noteholders (i) to cure any ambiguity, correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, add any provision that provides additional rights to the Certificateholders or Noteholders or ensure that the Trust is not classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes; provided, that (A) (i) such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any Certificateholder or Noteholder and (ii) an Opinion of Counsel is delivered to the Indenture Trustee to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder or Noteholder or (B) to the extent affected thereby, with the consent of the Holders of Notes evidencing not less than a majority of the Note Balance of the Notes and, to the extent affected thereby, the consent of the Holders of Certificates evidencing not less than a majority of the Percentage Interests of the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Mortgage Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Note Balance of the Notes and the Percentage Interests of the Certificates required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes and Holders of all outstanding Certificates.

Promptly after the execution of any such amendment or consent, the Master Servicer shall furnish written notification of the substance of such amendment or consent to each Certificateholder and the Indenture Trustee. It shall not be necessary for the consent of the Certificateholder or Noteholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consent (and any other consent of the Certificateholder or Noteholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by the Certificateholder or Noteholders shall be subject to such reasonable requirements as the Owner Trustee or Indenture Trustee may prescribe from time to time.

Section 8.02.

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT CONSIDERATION OF THE CHOICE OF LAW PRINCIPLES THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03.

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by certified mail, return receipt requested or by facsimile, (a) if to the Depositor, to 383 Madison Avenue, 10th Floor, New York, New York 10179, Attention: Asset Backed Securities Group; (b) if to the Master Servicer, to 500 Washington Street, Columbus, Indiana 47201, Attention: Ellen Mufson, Esq. and Skip Sorg (with a copy to Edwin Corbin, Mary Rottman and Gary Iorfido, Esq. 12677 Alcosta Blvd., Suite 500, San Ramon, California 94583); (c) if to Moody’s, to 99 Church Street, 4th Floor, New York, New York 10001, Attention: Home Mortgage Loan Monitoring Group; (d) if to Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: RMBS Group, 30th Floor; (e) if to the Owner Trustee, to Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Irwin Home Equity Loan Trust 2005-1 (with a copy to each Rating Agency); (f) if to the Issuer, to c/o Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Irwin Home Equity Loan Trust 2003-1; (g) if to the Indenture Trustee or to the Administrator, to U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota 55107; and (h) if to the Custodian, Wells Fargo Bank, National Association, 24 Executive Park, Suite 100, Irvine, California 92614 and (i) as to each of the foregoing Persons, at such other address or facsimile numbers as shall be designated by such Person in a written notice to the other foregoing Persons.

Section 8.04.

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Securityholders.

Section 8.05.

Third-Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Owner Trustee, and their respective successors and permitted assigns.  Except as otherwise provided herein, no other Person shall have any right or obligation hereunder.

Section 8.06.

Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

Section 8.07.

Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

Section 8.08.

Termination; Clean-Up Call; Optional Purchase.

(a)

The respective obligations and responsibilities of the parties hereto shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture, following the earlier of (i) the date on or before which the Indenture or the Trust Agreement is terminated; or (ii) the purchase by the Master Servicer of all Mortgage Loans pursuant to paragraph (b) below.

(b)

Subject to the provisions of paragraphs (d) and (e) below, the Master Servicer shall have the right to purchase the Mortgage Loans and the Trust Estate on any Payment Date on or after the date on which the aggregate Principal Balance of the Mortgage Loans (after applying payments received in the related Collection Period) is less than or equal to 10% of the Initial Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, at a price equal to the lesser of (a) 100% of the aggregate unpaid Principal Balance of all such remaining Mortgage Loans, plus accrued and unpaid interest thereon at the weighted average of the Mortgage Interest Rates thereon up to the date preceding the Payment Date on which such amounts are to be distributed to the Securityholders (and any unpaid Servicing Fee shall be deemed to have been paid at such time) and (b) the fair market value of the Mortgage Loans.  Notwithstanding the foregoing, the Master Servicer may not exercise the option if the purchase price for the Mortgage Loans does not equal or exceed the sum of (i) all accrued and unpaid interest (including any Interest Carry-Forward Amounts) on the related Class or Classes of Notes, (ii) the outstanding Note Balances of the related Class or Classes of Notes and (iii) any amounts owed to the Indenture Trustee, the Owner Trustee and the Administrator.  If the Master Servicer exercises any such right, the Master Servicer shall deposit the amount calculated above with the Indenture Trustee for distribution to the Securityholders and, upon the receipt of such deposit, the Indenture Trustee or the Custodian shall release the related Mortgage Files to the Master Servicer.

(c)

The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution at the time the Mortgage Loans are to be released to the Master Servicer, appropriate documents assigning each such Mortgage Loan from the Indenture Trustee or the Issuer to the Master Servicer, as applicable.

(d)

The Seller will have the option to purchase, at any time, in the aggregate five of the Mortgage Loans in each Group at a purchase price equal to the outstanding Principal Balance of the Mortgage Loans purchased plus accrued and unpaid interest.

Section 8.09.

Certain Matters Affecting the Indenture Trustee.

For all purposes of this Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10.

Owner Trustee Not Liable for Mortgage Documents or Related Documents.

The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, any Basic Document, the Securities (other than the signature of the Owner Trustee on the Certificate), or any Mortgage Document or Related Document.  The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to the Securityholders, including the compliance by the Depositor or the Seller with any representation or warranty made in any Basic Document or the accuracy of any such representation or warranty, or any action of the Paying Agent, the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

Section 8.11.

Reserved.

Section 8.12.

Limitation of Liability of Owner Trustee.

Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee, and in no event shall Wilmington Trust Company in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer.  For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

Section 8.13.

Reserved.

*                        *                        *

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Issuer, the Custodian and the Indenture Trustee have caused this Agreement to be duly executed by their respective officers or representatives as of the date and year first above written.

BEAR STEARNS ASSET BACKED SECURITIES I LLC

By:

________________________

Name:

Title:

IRWIN UNION BANK AND TRUST COMPANY, as Seller and Master Servicer

By:

________________________

Name:

Title:

IRWIN HOME EQUITY LOAN TRUST 2005-1,
as Issuer

By:

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee

By:

________________________

Name:

Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:

________________________

Name:

Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Custodian

By:

________________________

Name:

Title:

Acknowledged and accepted with respect to Article IV;

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrator

By:

________________________

Name:

Title:

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

RESERVED

EXHIBIT C

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PREMISES:

That U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) under the indenture dated as of June 29, 2005 (the “Indenture”), between Irwin Home Equity Loan Trust 2005-1 and the Indenture Trustee, a national banking association existing under the laws of the United States of America and having its principal office located at 60 Livingston Avenue, EP-MN-WS3D, St. Paul, Minnesota, 55107, hath made, constituted and appointed, and does by these presents make, constitute and appoint Irwin Union Bank and Trust Company (“Irwin”), a bank organized and existing under the laws of the State of Indiana, as Master Servicer under the Sale and Servicing Agreement (defined below) and Irwin Home Equity Corporation, an Indiana corporation, as initial subservicer thereunder, its true and lawful attorney-in-fact, with full power and authority to sign, execute, acknowledge, deliver, file for recordation and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the Mortgage Loans or the related Mortgaged Properties, Mortgage Documents or Related Documents, for which the undersigned is acting as Indenture Trustee (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of related Mortgage Documents) and for which Irwin is acting as Master Servicer pursuant to the sale and servicing agreement dated as of June 1, 2005 (the “Sale and Servicing Agreement”).  Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Appendix A to the Indenture.

This appointment shall apply to the following enumerated transactions only:

1.

The modification or re-recording of a Mortgage Loan, where such modification or re-recording is for the purpose of correcting the Mortgage Loan to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and such modification or re-recording, in either instance, does not adversely affect the Lien of the Mortgage Loan as insured.

2.

The subordination of the Lien of a Mortgage Loan to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this paragraph shall include the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish the same.

3.

With respect to a Mortgage Loan, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including any and all of the following acts:

a.

the substitution of trustee(s) serving under a deed of trust, in accordance with state law and such deed of trust;

b.

statements of breach or non-performance;

c.

notices of default;

d.

cancellations/rescissions of notices of default and/or notices of sale;

e.

the taking of a deed in lieu of foreclosure; and

f.

such other documents and actions as may be necessary under the terms of the Mortgage Loan or state law to expeditiously complete such transactions.

4.

The conveyance of mortgaged properties to a mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5.

The completion of loan assumption agreements.

6.

The full satisfaction and/or release of a Mortgage Loan or full reconveyance upon payment and discharge of all sums secured thereby, including cancellation of any related Mortgage Documents.

7.

The assignment of any Mortgage Loan and the related Mortgage Documents in connection with the repurchase of such Mortgage Loan.

8.

The full assignment of a Mortgage Loan upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof including, without limitation, the endorsement of the related Mortgage Documents.

9.

The subordination of the Lien of a Mortgage Loan, where such subordination is in connection with any modification pursuant to Section 3.01(b) of the Sale and Servicing Agreement, and the execution of partial satisfactions or releases in connection with such Section.

10.

The modification or re-recording of a Mortgage Loan, where such modification or re-recording is for the purpose of any modification pursuant to Section 3.03 of the Sale and Servicing Agreement.

11.

Any other modification of the terms of a Mortgage Loan (including the Mortgage Interest Rate thereon) made in accordance with the Sale and Servicing Agreement.

The undersigned gives such attorneys-in-fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and does hereby ratify and confirm to all that such attorneys-in-fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney, and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation shall have been made in writing by the undersigned.

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee

By:

________________________

Name:

Title:

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:

Wells Fargo Bank, National Association

24 Executive Park, Suite 100

Irvine, California  92614

Attn:  Inventory Control

Re:

Sale and Servicing Agreement dated as of June 1, 2005, among Bear Stearns Asset Backed Securities I LLC, Irwin Union Bank and Trust Company, Irwin Home Equity Loan Trust 2005-1 and U.S. Bank National Association

In connection with the administration of the Mortgage Loans held by you as Custodian pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_____	1.	Mortgage Paid in Full
_____	2.	Foreclosure
_____	3.	Substitution
_____	4.	Other Liquidation (Repurchased, etc.)
_____	5.	Nonliquidation	Reason:____________________________

Address to which the Custodian should

Deliver the Mortgage File:

____________________________

____________________________

____________________________

By:

______________________________

(authorized signer)

Issuer:

______________________________

Address:

Date:

______________________________

Wells Fargo Bank, National Association

Please acknowledge the execution of the above request by your signature and date below:

______________________________	_______________
Signature	Date
Documents returned to Indenture Trustee:
______________________________	_______________
Indenture Trustee	Date

EXHIBIT E

FORM OF INITIAL/FINAL CERTIFICATION OF custodian

Bear Stearns Asset Backed Securities I LLC

U.S. Bank National Association, as Indenture Trustee

Irwin Union Bank and Trust Company

500 Washington Street

Columbus, Indiana 47201

Re:  IRWIN HOME EQUITY LOAN TRUST 2005-1

The undersigned, a duly authorized representative of Wells Fargo Bank, National Association, as Custodian (the “Custodian”) and pursuant to the Sale and Servicing Agreement dated June 1, 2005, between Bear Stearns Asset Backed Securities I LLC as Depositor of the Trust, Irwin Union Bank and Trust Company as Master Servicer, the Irwin Home Equity Loan Trust 2005-1, U.S. Bank National Association, as the Indenture Trustee and the Custodian, (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Sale and Servicing Agreement”), does hereby certify as follows:

A.

Capitalized terms used in this Certificate have their respective meanings set forth in the Sale and Servicing Agreement.  References herein to certain subsections are references to the respective subsections of the Sale and Servicing Agreement.

B.

This Certificate is being delivered pursuant to Section 2.03.

C.

The Undersigned is a Responsible Officer.

D.

This Certificate is being delivered by the date specified in Section 2.03.

E.

[Pursuant to and in accordance with the limitations set forth in Section 2.03, the Custodian hereby certifies and declares that, with noted exceptions on attached schedule, (i) all documents required to be delivered pursuant to Section 2.03 are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn, or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.]  [For each 120-day check-in -- in place of Paragraph E.]  [Pursuant to and in accordance with the limitations set forth in Section 2.03, the Custodian hereby certifies and declares that, with the exceptions noted on the attached schedule, that with respect to the Mortgage Loan Documents relating to each Mortgage Loan listed on the attached Mortgage Loan Schedule to the Mortgage Loan Sale Agreement, the following data elements on such Mortgage Loan Documents are the same as set forth on the Mortgage Loan Schedule to the Mortgage Loan Sale Agreement for such Mortgage Loan:  (a) the Seller’s loan number, (b) the Mortgagor’s name, (c) the address (including city and state) of the related Mortgaged Property, (d) the original principal balance, (e) the initial interest rate and (f) the maturity of the related Mortgage Note.

IN WITNESS WHEREOF, the Custodian has caused this Certificate to be duly executed this _____ day of ___________ 20__.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Custodian

By:

___________________________

Authorized Officer

EXHIBIT F

FORM OF CERTIFICATION TO BE
PROVIDED BY THE MASTER SERVICER

Re:

Irwin Home Equity Loan Trust 2005-1

I, ____________, the [senior officer] of Irwin Union Bank and Trust Company (the “Master Servicer”) in charge of servicing, certify that:

1.

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, for Irwin Home Equity Loan Trust 2005-1 (the “Trust”);

2.

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.

Based on my knowledge, the distribution information and the servicing information required to be provided to the Indenture Trustee by the Master Servicer under the Sale and Servicing Agreement is included in these reports;

4.

I am responsible for reviewing the activities performed by the Master Servicer under the Sale and Servicing Agreement and based upon my knowledge and the annual compliance review required under the Sale and Servicing Agreement, and except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Sale and Servicing Agreement; and

5.

The reports disclose all significant deficiencies relating to the Master Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Sale and Servicing Agreement that is included in these reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Sale and Servicing Agreement, dated June 1, 2005 (the “Sale and Servicing Agreement”), among Bear Stearns Asset Backed Securities I LLC, as depositor, the Master Servicer, Irwin Union Bank and Trust Company, as seller, the Trust, U.S. Bank National Association, as Indenture Trustee and Wells Fargo Bank, National Association, as Custodian.

In giving the certifications above, I have reasonably relied on information provided by the following unaffiliated third parties: U.S. Bank National Association.

IRWIN UNION BANK AND TRUST COMPANY

By:

____________________________

Name:

Title:

EXHIBIT G

FORM OF WATERFALL/MONTHLY STATEMENT

	Per Collections Data	Reclass Prepayment Penalties	Totals	Principal	Interest	Distribution to IHE	Indenture Trustee	Distribution to Certificate Holders	Bond Investors
Collections:
Principal collections	-		-	-
Interest collections	-	-	-		-
Prepayment Charges		-	-		-

Recoveries					-

Transfers:
Subsequent Advances Purchased						-

Servicing fees:
Gross Servicing Fee					-	-

Prepayment Charges to Certificateholder					-			-

					-		-
Indenture Trustee Fee					-		-

Bond payments (Regular Principal & Interest):
I- A				-	-				-
VFN				-	-				-
II-A-1				-	-				-
II-A-2				-	-				-
II-A-3				-	-				-
M-1				-	-				-
M-2
B-1
B-2
B-3

Bond payments (Liquidation Losses):
I- A					-				-
VFN					-				-
II-A-1					-				-
II-A-2					-				-
II-A-3					-				-
M-1					-				-
M-2
B-1
B-2
B-3

Bond payments (Overcollateralization):
I- A					-				-
VFN					-				-
II-A-1					-				-
II-A-2					-				-
II-A-3					-				-
M-1					-				-
M-2
B-1
B-2
B-3

Certificates
Excess Interest Distribution
OC Release				-				-

				-	-		-	-	-
				Must Be Zero			\_		_/
\/
			Enter Total Noteholder Distribution			-	Total Distribution		-
		Enter Total Certificateholder Distribution				-
		Trustee Fee				-	IHE Wire Amount		-
			Total Distributions			-

EXHIBIT H

FORM OF INDENTURE TRUSTEE CERTIFICATION

Re:  Bear Stearns Asset Backed Securities I LLC
Irwin Home Equity Loan Trust 2005-1
Home Equity Loan-Backed Certificates, Series 2005-1

U.S. Bank National Association (the “Indenture Trustee”) hereby certifies to Bear Stearns Asset Backed Securities I LLC (the “Depositor”), and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

The Indenture Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing Monthly Statements filed in respect of periods included in the year covered by that annual report, of the Master Servicer relating to the above-referenced trust;

2.

Subject to paragraph 4 hereof, based on the Indenture Trustee’s knowledge, and assuming the accuracy and completeness of the information supplied to the Indenture Trustee by the Master Servicer, the Distribution Information in the Monthly Statements contained in such reports on Form 8-K, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Sale and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

3.

Based on the Indenture Trustee’s knowledge, the Distribution Information required to be provided by the Indenture Trustee under the Sale and Servicing Agreement is included in these reports; and

4.

In compiling the Distribution Information and making the foregoing certifications, the Indenture Trustee has relied upon information furnished to it by the Administrator under the Sale and Servicing Agreement.  The Indenture Trustee shall have no responsibility or liability for any inaccuracy in such reports on Form 8-K to the extent such inaccuracy results from information received from the Servicer.

For purposes of this Certificate, the following terms shall have the meanings ascribed below:

“Distribution Information” shall mean that information (x) calculated and reported by the Administrator and reported by the Administrator pursuant to Section 3.25 of the Indenture, pursuant to Section 4.01 of the Sale and Servicing Agreement.

“Monthly Statements” shall mean the monthly statements prepared by the Administrator pursuant to Section 4.01 of the Sale and Servicing Agreement.

Any additional capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture, dated June 29, 2005 (the “Indenture”), between Irwin Home Equity Loan Trust 2005-1, a Delaware statutory trust, as issuer (the “Issuer”), and U.S. Bank National Association, as trustee (the “Indenture Trustee”).

U.S. BANK NATIONAL ASSOCIATION,
as Indenture Trustee

By: ___________________________

[Name]

[Title]

[Date]